UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

HANCOCK WHITNEY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Mississippi	64-0693170
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

Hancock Whitney Plaza 2510 14th Street Gulfport, Mississippi	39501
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.25% Subordinated Notes due 2060	NASDAQ Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.    ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-229371

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Hancock Whitney Corporation (the “Company”) has filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated May 26, 2020 (the “Prospectus Supplement”) to a prospectus dated January 25, 2019 contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-229371), which was filed with the Commission on January 25, 2019 (the “Prospectus”), relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated by reference to the information contained in the sections entitled “Description of the Notes” and “Material United States Federal Income Tax Consequences” in the Prospectus Supplement and “Description of Debt Securities” in the Prospectus.

Item 2.	Exhibits.

4.1	Indenture, dated as of March 9, 2015, between the Company and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 9, 2015).

4.2	Supplemental Indenture, dated as of June 2, 2020, between the Company and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2020).

4.3	Form of Global Note representing the Notes (incorporated by reference to Exhibit 4.3 to Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HANCOCK WHITNEY CORPORATION

June 3, 2020	By:	/s/ Michael M. Achary
Michael M. Achary
Senior Executive Vice President and Chief Financial Officer

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